 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-280548
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 28, 2024)
9,285,511 Common Shares
Pre-Funded Warrants to Purchase 1,428,775 Common Shares
MindMed (Mind Medicine) Inc.

We are offering 9,285,511 common shares, without par value, at a public offering price of $7.00 per share and, to certain investors, pre-funded warrants to purchase 1,428,775 common shares. The purchase price of each pre-funded warrant will equal the price per share at which the common shares are being sold to the public in this offering, minus $0.001, which is the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants.
Our common shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MNMD”. The last reported sale price of our common shares on Nasdaq on August 8, 2024 was $7.68 per share. We do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 8 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company.”
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Per Pre-Funded Warrant	Total
Public Offering Price	$7.00	$6.999	$74,998,573
Underwriting Discounts and Commissions(1)	$0.42	$0.420	$4,500,000
Proceeds to Mind Medicine (MindMed) Inc. before expenses	$6.58	$6.579	$70,498,573

(1)
We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page S-33 of this prospectus supplement for additional information regarding underwriter compensation.

Delivery of the common shares and the pre-funded warrants is expected to be made on or about August 12, 2024.

Joint Bookrunning Managers
Leerink PartnersEvercore ISI
Lead Managers
RBC Capital Markets Oppenheimer & Co.
Prospectus Supplement dated August 9, 2024

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that went effective upon our filing with the Securities and Exchange Commission (the “SEC”) on June 28, 2024. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings.
This prospectus supplement relates to the offering of our common shares and pre-funded warrants. Before buying any of the common shares or pre-funded warrants that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of common shares and pre-funded warrants and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we, nor any underwriter or dealer has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the common shares or pre-funded warrants offered by this prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Except as otherwise indicated or unless the context otherwise requires, references to “Corporation,” “Company,” “we,” “us,” “our” or “MindMed,” refer to Mind Medicine (MindMed) Inc. and its consolidated subsidiaries and references to dollars or dollar amounts refer to U.S. dollars or U.S. dollar amounts.
This prospectus supplement may contain references to our trademarks and trade names and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us or our business by, any other companies.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our common shares discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus supplement is a part, before making your investment decision.
Overview
MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments for brain health disorders that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders. This specifically includes pharmaceutically optimized product candidates derived from the psychedelic and empathogen drug classes including MM120 and MM402, our lead product candidates.
Our lead product candidate, MM120, is a proprietary, pharmaceutically optimized form of lysergide D-tartrate that we are developing for the treatment of generalized anxiety disorder (“GAD”). We have also evaluated MM120 in a subperceptual repeat administration dosing regimen for the treatment of attention deficit hyperactivity disorder (“ADHD”). In December 2023, we announced positive topline results from our Phase 2b clinical trial of MM120 for the treatment of GAD. The trial met its primary endpoint, with MM120 demonstrating statistically significant and clinically meaningful dose-dependent improvements on the Hamilton Anxiety rating scale compared to placebo at Week 4. In January 2024, we announced that our Phase 2a trial of a sub-perceptual dose of MM120 in ADHD did not meet its primary endpoint. In conjunction with the findings from our clinical trial of MM120 in GAD, we believe that these results support the critical role of perceptual effects of MM120 in mediating a clinical response. In March 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced in March 2024 that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12.
On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. Our Phase 3 clinical program for MM120 orally disintegrating tablet (“ODT”) is expected to consist of two clinical trials: the Voyage Study (MM120-300) and the Panorama Study (MM120-301). Both studies are comprised of two parts: Part A, which is a 12-week, randomized, double-blind, placebo-controlled, parallel group study assessing the efficacy and safety of MM120 ODT versus placebo; and Part B, which is a 40-week extension study during which participants will be eligible for open-label treatment with MM120, subject to certain conditions for re-treatment eligibility. The Voyage Study is anticipated to enroll approximately 200 participants (randomized 1:1 to receive MM120 ODT 100 µg or placebo) and the Panorama Study is anticipated to enroll approximately 240 participants (randomized 5:2:5 to receive MM120 ODT 100 µg, MM120 ODT 50 µg or placebo). We expect both studies will utilize an adaptive study design with a blinded interim sample size re-estimation, allowing for an increase in sample size by up to 50% in each study in the case of certain parameters. We expect the primary endpoint for each study to be the change from baseline in Hamilton Anxiety Rating Scale (HAM-A) score at Week 12 between MM120 ODT 100 µg and placebo. We expect to initiate the Voyage Study in the second half of 2024 with an anticipated topline readout (Part A results) in the first half of 2026 and we expect to initiate the Panorama Study in the first half of 2025 with an anticipated topline readout (Part A results) in the second half of 2026. Both studies are subject to ongoing regulatory review and discussions, which could result in changes to study design, including of the Phase 3 clinical trials.

In addition to our Phase 3 clinical program for GAD, we are developing MM120 for the treatment of Major Depressive Disorder (“MDD”). In the first quarter of 2024, we held a pre-IND meeting with the FDA to discuss the initiation of our MM120 MDD program and the study design for our planned Emerge Study (MM120-310), which like our pivotal studies in GAD is comprised of two parts: Part A, which is a 12-week, randomized, double-blind, placebo-controlled, parallel group study assessing the efficacy and safety of MM120 ODT versus placebo; and Part B, which is a 40-week extension study during which participants will be eligible for open-label treatment with MM120, subject to certain conditions for re-treatment eligibility. The Emerge Study is anticipated to enroll at least 140 participants (randomized 1:1 to receive MM120 ODT 100 µg or placebo). The primary endpoint is the change from baseline in Montgomery Åsberg Depression Rating Scale (MADRS) score at Week 6 between MM120 ODT 100 µg and placebo. We expect to initiate the Emerge Study in the first half of 2025 with an anticipated topline readout (Part A results) in the second half of 2026.
In addition to the findings from our Phase 2b trial on comorbid depressive symptoms in GAD patients, additional evidence for the potential of lysergide in the treatment of MDD is available from a double-blind, investigator-initiated trial of lysergide in participants with MDD conducted by our collaborators at University Hospital Basel (“UHB”). In this trial, 61 participants were randomized to receive one of two treatment regimens of lysergide. Each regimen consisted of two treatment sessions separated by four weeks. In the high-dose regimen, participants received 100 µg in their first dosing session and either 100 µg or 200 µg in their second dosing session. In the control regimen, participants received 25 µg in each dosing session. The high-dose regimen (n=28) demonstrated statistically and clinically significant improvements on the primary endpoint, which was the change in clinician-rated Inventory of Depressive Symptomatology (“IDS-C”) scores six weeks after the first treatment session compared to the control regimen (n=27). Participants in the high-dose regimen demonstrated a least square mean change from baseline in IDS-C scores of -12.9 points compared to -3.6 points in the control regimen (p=0.05). The statistically significant benefit measured by IDS-C was maintained up to 16 weeks after the first session of the high-dose regimen compared to the control-dose regimen (p=0.01). According to the results reported by UHB, lysergide was generally well-tolerated in the trial, as indicated by adverse events, vital signs, and laboratory values. UHB reported four serious adverse events (“SAEs”) during the trial, three of which were determined to be “possibly related” to the treatment. These SAEs were two hospitalizations due to worsening depression in the control regimen and one in the high-dose regimen. UHB noted that a participant in the control regimen who withdrew from the trial after such participant’s first session died of suicide seven months later. No treatment association was suspected and this was not reported as an SAE because it occurred after the participant withdrew from the trial. Secondary outcome measures for the trial included improvements in the self-rated version of the Inventory of Depressive Symptomatology (IDS-SR), Beck Depression Index (BDI), and State-Trait Anxiety Inventory (STAI-G), along with other psychiatric symptom assessments. Participants were followed for up to 16 weeks following the first treatment session.
Our second lead product candidate, MM402, also referred to as R(-)-MDMA, is our proprietary form of the R-enantiomer of 3,4-methylenedioxymethamphetamine (“MDMA”), which we are developing for the treatment of autism spectrum disorder. MDMA is a synthetic molecule that is often referred to as an empathogen because it is reported to increase feelings of connectedness and compassion. Preclinical studies of R(-)-MDMA demonstrated its acute pro-social and empathogenic effects, while its diminished dopaminergic activity suggests that it has the potential to exhibit less stimulant activity, neurotoxicity, hyperthermia and abuse liability compared to racemic MDMA or the S(+)-enantiomer. In the third quarter of 2022, our collaborator, UHB in Switzerland, began conducting a Phase 1 investigator-initiated trial (“IIT”) of R(-)-MDMA, S(+)-MDMA and R/S-MDMA in healthy volunteers to compare the tolerability, pharmacokinetics and acute subjective, physiological and endocrine effects of the three molecules. On June 6, 2024, UHB presented topline data from the trial at the Interdisciplinary Conference on Psychedelic Research in The Netherlands. The presentation noted that the trial indicates that R(-)-MDMA, S(+)-MDMA and R/S-MDMA induced overall similar qualitative subjective and adverse effects when dosed equivalently. The presentation also noted that S(+)-MDMA may have slightly greater stimulant like properties than R/S-MDMA and R(-)-MDMA. The pharmacokinetic findings from the trial indicate that R(-)-MDMA, but not S(+)-MDMA, inhibits the Cytochrome P450 2D6 enzyme (CYP2D6), which is the primary metabolic pathway for MDMA inactivation, and thereby its own inactivation and that of S(+)-MDMA when administered as R/S-MDMA. In addition, we have initiated our first clinical trial of MM402, a single-ascending dose trial in adult healthy volunteers in the fourth quarter of 2023. This Phase 1 clinical trial is intended to characterize the tolerability, pharmacokinetics and pharmacodynamics of MM402.
Beyond our clinical stage product candidates, we are pursuing a number of programs, primarily through external collaborations, through which we seek to expand our drug development pipeline and broaden the potential applications of our lead product candidates. These research and development programs include non-clinical, pre-clinical and human clinical trials and IITs of additional product candidates and research compounds with our collaborators. Our external research programs include a broad multi-year exclusive research partnership with UHB in Switzerland. We also have an ongoing partnership agreement with MindShift Compounds AG to develop next-generation compounds utilizing the molecular backbone of classical psychedelics and empathogens. Our research partnerships and IITs facilitate the advancement of our early-stage pipeline and support the potential identification of product candidates for additional company-sponsored drug development programs.
Our drug development program is complemented by digital medicine projects to develop products intended to help facilitate the adoption and scalability of our product candidates, if and when they are approved. Our digital medicine projects and product roadmaps strategies, and investments are based on the projected development and commercialization strategies of our product candidates, with timelines and investments for each project contingent on the progression of the related drug program.
Our business is premised on a growing body of research supporting the use of novel psychoactive compounds to treat a myriad of brain health disorders. For all product candidates, we intend to proceed through research and development, and with marketing of the product candidates that may ultimately be approved pursuant to the regulations of the FDA and the legislation in other jurisdictions. This entails, among other things, conducting clinical trials with research scientists, using internal and external clinical drug development teams, producing and supplying drugs according to current Good Manufacturing Practices, and conducting all trials and development in accordance with the regulations of the FDA, and other legislation in other jurisdictions.
Our Product Candidate Pipeline
The following table summarizes the status of our portfolio of product candidates:
Recent Developments
Voluntary CBOE Delisting
Effective April 10, 2024, we voluntarily delisted our common shares from Cboe Canada. Our common shares continue to trade on Nasdaq under the symbol “MNMD”.
At-the-Market Offering
On June 28, 2024, we entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC (the “Agent”) to create an at-the-market equity program under which we from time to time may offer and sell our common shares (the “ATM Shares”), through or to the Agent. We filed a prospectus supplement on June 28, 2024 allowing for up to $150.0 million of common shares to be sold under the Sales Agreement.
Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the ATM Shares from time to time, based upon our instructions. We have provided the Agent with customary indemnification rights, and the Agent will be entitled to a commission of up to 3.0% of the aggregate gross proceeds from each sale of the ATM Shares effectuated through or to the Agent.
Sales of the ATM Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). We have no obligation to sell any of the ATM Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.
Certain Preliminary Financial Information
As of June 30, 2024, we had approximately $243.1 million of cash and cash equivalents.
This estimate of cash and cash equivalents is preliminary and subject to completion. As a result, this unaudited preliminary financial information reflects our preliminary estimate with respect to such information, based on information currently available to management, and may vary from our actual financial position as of June 30, 2024. The unaudited preliminary cash and cash equivalents included herein has been prepared by, and is the responsibility of, management. Our independent registered public accounting firm, KPMG LLP, has not audited, reviewed, compiled or completed its procedures with respect to such unaudited financial information and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the financial information set forth above.
Risks Associated with our Business
There are a number of risks related to our business, this offering and our securities that you should consider before you decide to participate in this offering. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus supplement and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which are incorporated by reference in this prospectus supplement, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus supplement. Some of the principal risks related to our business include the following:
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We have a limited operating history, have not initiated or completed any large-scale or pivotal clinical trials, and have no products approved for commercial sale, which may make it difficult for you to evaluate our current business and likelihood of success and viability.

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We are a clinical-stage pharmaceutical company and have incurred significant net losses since our inception, and we expect to continue to incur significant net losses for the foreseeable future.

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We have never generated revenue and may never be profitable.

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We will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts.

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We are dependent on the successful development of our product candidates. We cannot give any assurance that any of our product candidates will successfully complete clinical trials or receive regulatory approval, which is necessary before a product candidate can be commercialized.

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Drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If preclinical studies or clinical trials of our product candidates are prolonged or delayed, we or our current or future collaborators may be unable to obtain required regulatory approvals, which would mean that we would be unable to commercialize our product candidates on a timely basis or at all, which will adversely affect our business.

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Our focus is on product candidates that are subject to controlled substance laws and regulations in the territories where the products are being developed and will be marketed, if approved, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations and our financial condition, both during clinical development and post approval, if any. In addition, the FDA and/or other regulatory bodies may require additional data, including with respect to abuse potential of our product candidates, before allowing us to commence a clinical trial or before approving any future marketing application we may submit.

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Our product candidates are controlled substances, the use of which may generate public controversy. Adverse publicity or public perception regarding controlled substances and psychedelics may negatively influence the success of our product candidates.

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We may not achieve our publicly announced milestones according to schedule, or at all.

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The successful commercialization of our product candidates will depend in part on the extent to which governmental authorities and health insurers establish adequate reimbursement levels and pricing policies. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates, if approved, could limit our ability to market those product candidates and decrease our ability to generate revenue.

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We face competition from other biotechnology and pharmaceutical companies and our financial condition and operations will suffer if we fail to effectively compete.

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If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed. Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

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We rely, and expect to continue to rely, on third parties, including independent clinical investigators, academic collaborators and contract research organizations, to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

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Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategies and impact our share price.

Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: (1) the last day of the first fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date on which we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) following the fifth anniversary of the date of the first sale of our common equity securities under an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including:
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not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Company Information
We were incorporated under the laws of the Province of British Columbia. Our wholly owned subsidiary, Mind Medicine, Inc. (“MindMed US”) was incorporated in Delaware. Prior to February 27, 2020, our operations were conducted through MindMed US. Our office is located at One World Trade Center, Suite 8500, New York, New York 10007, and our telephone number at that location is (212) 220-6633. Our website address is https://mindmed.co. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus supplement.

THE OFFERING
Common Shares offered by us	9,285,511 common shares.
Pre-funded warrants offered by us	Pre-funded warrants to purchase 1,428,775 common shares. The purchase price of each pre-funded warrant will equal the price per share at which the common shares are being sold to the public in this offering, minus $0.001, which is the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable from the date of issuance until fully exercised, subject to certain ownership limitations. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of such pre-funded warrants.
Common Shares to be outstanding immediately after this offering	80,449,231 common shares, which excludes any common shares issuable upon exercise of the pre-funded warrants.
Use of Proceeds
We estimate that the net proceeds from this offering to us will be approximately $70.0 million based on the sale of 9,285,511 common shares and pre-funded warrants to purchase 1,428,775 of our common shares offered hereby, after deducting estimated underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-9 and page 8 of the accompanying prospectus and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference, for a discussion of factors to consider carefully before deciding to invest in our common shares.
Nasdaq Global Select Market symbol	Our common shares are listed on Nasdaq under the symbol “MNMD”. We do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.
The information discussed above is based on 71,163,720 common shares outstanding as of March 31, 2024, and excludes:
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3,696,128 common shares issuable upon the exercise of stock options outstanding as of March 31, 2024, at a weighted-average exercise price of $12.23 per share;

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2,112,546 common shares issuable pursuant to restricted stock units (“RSUs”) outstanding under our performance and restricted share unit plan as of March 31, 2024;

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6,631,823 common shares issuable upon the exercise of USD financing warrants outstanding as of March 31, 2024, at an exercise price of $4.25 per share;

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4,865,884 common shares reserved for future issuance under our stock option plan and our performance and restricted share unit plan as of March 31, 2024;

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997,506 common shares reserved for K2 HealthVentures LLC credit facility conversion shares as of March 31, 2024, at the exercise price of $4.01 per share; and

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common shares issuable upon the exercise of the pre-funded warrants being offered by us in this offering.

Unless otherwise indicated, the information in this prospectus supplement reflects or assumes the following.
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No exercise or settlement of the outstanding stock options or warrants described above;

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No vesting or settlement of the outstanding RSUs described above;

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Exclusion of 407,830 common shares underlying equity awards granted since March 31, 2024;

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Exclusion of 750,000 common shares reserved for future issuance under our employee share purchase plan effective as of June 10, 2024; and

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No common shares have been issued under the Sales Agreement with Leerink.

To the extent that options or warrants are exercised, or if we issue options, RSUs, warrants or other securities to purchase or acquire our common shares in the future and those options, RSUs, warrants or other securities are exercised, converted or settled, you may experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of our common shares in this offering. These risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common shares, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
Additional Risks Related to This Offering
The price of our common shares is volatile.
The trading price of our common shares is highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the trading price of our common shares, regardless of our actual operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus supplement, these factors include:
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the timing and results of preclinical studies and clinical trials of our product candidates, those conducted by third parties or those of our competitors;

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any adverse development or perceived adverse development with respect to our product candidates;

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any safety concerns related to the use of our product candidates;

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our ability to obtain sufficient resources for our clinical trials and preclinical studies;

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the success of competitive products or announcements by potential competitors of their product development efforts;

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regulatory actions with respect to our product candidates or our competitors’ product candidates;

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actual or anticipated changes in our growth rate relative to our competitors;

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regulatory or legal developments in the United States, Canada and other countries;

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developments or disputes concerning patent applications, issued patents or other proprietary rights;

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the recruitment or departure of key personnel;

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announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations or capital commitments;

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actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

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fluctuations in the valuation of companies perceived by investors to be comparable to us;

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market conditions in the pharmaceutical and biotechnology sector;

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inability to obtain adequate commercial supply for any of our product candidates, if approved, or inability to do so at acceptable prices;

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changes in the structure of healthcare payment systems;

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share price and volume fluctuations attributable to inconsistent trading volume levels of our common shares;

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announcement or expectation of additional financing efforts;

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sales of our common shares by us, our insiders or our other shareholders;

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expiration of market stand-off or lock-up agreements;

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the impact of any natural disasters or public health emergencies; and

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general economic, political, industry and market conditions.

Stock markets in general and our share price in particular have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. For example, from April 3, 2023 to March 28, 2024, the closing price of our common shares on Nasdaq ranged from as low as $2.43 to as high as $10.43 and daily trading volume ranged from approximately 95,500 to 38,010,300 shares on Nasdaq. These broad market fluctuations may adversely affect the trading price of our common shares. In particular, a large proportion of our common shares have been and may continue to be traded by short sellers which has put and may continue to put pressure on the supply and demand for our common shares, further influencing volatility in the market price for our common shares. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our common shares to fluctuate, which may limit or prevent investors from readily selling their common shares and may otherwise negatively affect the liquidity of our common shares.
The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and adverse impact on the market price of our common shares.
Information that is published by third parties, including blogs, articles, message boards and social and other media, has in the past and may in the future include statements not attributable to us and may not be reliable or accurate.
We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. For example, we are aware of disputes amongst individuals and entities formerly involved with our company, including a lawsuit brought against Stephen Hurst, a former executive and director of our company, and others. Though we are not party to this litigation, there can be no assurance that our business, reputation, share price or operations will not be negatively impacted by such disputes or any negative publicity surrounding such disputes. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase our common shares. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common shares, which could cause losses to your investments.
Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategies and impact our share price.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the trading price of our common shares or other securities or other reasons may in the future cause us to become the target of securities litigation or shareholder activism. For example, a group of our shareholders nominated four director candidates for election to our six-member Board at our 2023 annual general meeting of shareholders, and waged an unsuccessful proxy contest in support of their candidates and in opposition to four of our Board’s director nominees. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our Board’s attention and resources from our business. Further, a future proxy contest, unsolicited takeover proposal, or other shareholder activism relating to the election of directors or other matters would most likely result in significant legal fees and proxy solicitation expenses and require significant time and attention. Even if not formally launched, the potential of a proxy contest, unsolicited takeover proposal, or other shareholder activism could interfere with our ability to execute on our strategic plan, give rise to perceived uncertainties as to our future direction, result in the loss of potential business opportunities or make it more difficult to attract and retain qualified personnel, any of which could materially and adversely affect our business and operating results. Further, our share price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.
We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.
Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the trading price of our common shares to decline and delay the development of our product candidates. Pending their use, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value. See “Use of Proceeds” on page S-16 of this prospectus supplement.
If you purchase our common shares and/or pre-funded warrants in this offering, you may suffer immediate dilution of your investment.
The price per common share and price per pre-funded warrant in this offering is higher than the net tangible book value per common share outstanding prior to this offering. Therefore, if you purchase our common shares and/or pre-funded warrants in this offering, we expect you may pay a price per common share and price per pre-funded warrant that substantially exceeds our net tangible book value per common share after this offering. Based on the public offering price of $7.00 per common share in this offering, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $246.1 million, or $3.06 per common share, representing an immediate increase in the net tangible book value per common share of $0.58 to our existing shareholders and an immediate dilution of $3.94 in net tangible book value per common share to investors purchasing our common shares in this offering, representing the difference between our as adjusted net tangible book value per common share after giving effect to this offering and assuming no exercise of the pre-funded warrants issued in this offering, and after deducting underwriting discounts and commissions for shares sold in this offering and estimated offering expenses payable by us. See the section titled “Dilution” on page S-18 of this prospectus supplement for a more detailed illustration of the dilution you could incur if you participate in this offering.
Investors in this offering may experience future dilution.
In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into, or exchangeable for, our common shares at prices that may not be the same as the price per common share or price per pre-funded warrant in this offering. We cannot assure you that we will be able to sell our common shares or other related securities in any other offering at a price per common share that is equal to or greater than the price per common share paid by investors in this offering. If the price per share at which we sell additional common shares or related securities in future transactions is less than the price per common share in this offering, investors who purchase our common shares in this offering will suffer dilution in their investment.
In addition, we have a significant number of stock options, RSUs and existing warrants exercisable for our common shares outstanding. To the extent that outstanding stock options or existing warrants have been or may be exercised, or our RSUs have been or may have been vested and settled, investors purchasing our common shares in this offering may experience further dilution in the future. Furthermore, a significant portion of our total outstanding common shares are eligible to be sold into the market, which could cause the market price of our common shares to drop significantly, even if our business is doing well.
We do not know whether an active, liquid and orderly trading market will continue for our common shares or what the market price of our common shares will be and as a result it may be difficult for you to sell your common shares.
Our common shares commenced trading on Nasdaq in April 2021, but we can provide no assurance that we will be able to sustain an active trading market for our common shares. The lack of an active market may impair your ability to sell our common shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of our common shares. Furthermore, an inactive market may also impair our ability to raise capital by selling our common shares and may impair our ability to enter into strategic collaborations or acquire companies, technologies or other assets by using our common shares as consideration.
There is no public market for the pre-funded warrants being offered in this offering.
There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.
Holders of pre-funded warrants purchased in this offering will have no rights as common shareholders until such holders exercise their pre-funded warrants and acquire our common shares.
Until holders of pre-funded warrants acquire our common shares upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the common shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our common shares may not be permitted to exercise the pre-funded warrants that they hold.
A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% (at the initial election of the holder) of the number of our common shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage (not in excess of 19.99%) upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for our common shares at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.
Risks Related to the Discovery, Development and Commercialization of our Product Candidates
The Breakthrough Therapy designation granted by the FDA for MM120 in GAD, and any potential future designations, if granted for any of our product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that MM120 or our other product candidates will receive marketing approval.
We received Breakthrough Therapy designation for MM120 in GAD on March 4, 2024, and may seek this designation for other indications or product candidates. Breakthrough Therapy designation is intended to expedite the review of drugs for serious or life-threatening conditions and requires preliminary clinical evidence that indicates that the drug may have substantial improvement on at least one clinically significant endpoint over available therapy. Sponsors of product candidates that have been designated as Breakthrough Therapies are eligible to receive more intensive FDA guidance on developing an efficient drug development program, an organizational commitment involving senior managers, and eligibility for rolling review and priority review. Drugs designated as Breakthrough Therapies by the FDA may also be eligible for other expedited approval programs, including accelerated approval.
Designation as a Breakthrough Therapy is within the discretion of the FDA. Even if we believe one of our product candidates meets the criteria for designation as a Breakthrough Therapy, the FDA may disagree. In any event, the receipt of a Breakthrough Therapy designation for a product candidate, including for MM120, may not result in a faster development process, review or approval compared to product candidates that have not received Breakthrough Designation, and does not assure ultimate approval by the FDA. In addition, even if a product candidate qualifies as a Breakthrough Therapy, the FDA may later decide that it no longer meets the conditions for qualification and rescind such designation. There can be no assurance that we will maintain Breakthrough Therapy designation for MM120 in GAD or receive Breakthrough Therapy designation that we may seek in the future for any other indications or product candidates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference herein and therein, contain, and any free writing prospectus that we authorize for use may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference herein and therein, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
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the timing, progress and results of our investigational programs for MM120, a proprietary, pharmaceutically optimized form of lysergide D-tartrate, MM402, also referred to as R(-)-MDMA (together, our “lead product candidates”) and any other product candidates (together with our lead product candidates, our “product candidates”), including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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our reliance on the success of our investigational MM120 product candidate;

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the protocols and timing of the initiation and availability of data from our proposed Phase 3 clinical program for MM120 orally disintegrating tablet in GAD;

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the protocol and timing of the initiation and availability of data from our proposed Phase 3 clinical program for MM120 in MDD;

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the timing, scope or likelihood of regulatory filings and approvals and our ability to obtain and maintain regulatory approvals for product candidates for any indication;

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our expectations regarding the size of the eligible patient populations for our lead product candidates;

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our ability to identify third-party treatment sites to conduct our trials and our ability to identify and train appropriate qualified healthcare practitioners to administer our treatments;

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our ability to implement our business model and our strategic plans for our product candidates;

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our ability to identify new indications for our lead product candidates beyond our current primary focuses;

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our ability to identify, develop or acquire digital technologies to enhance our administration of our product candidates, if they should become approved and commercialized;

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our ability to achieve profitability and then sustain such profitability;

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our commercialization, marketing and manufacturing capabilities and strategy;

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the pricing, coverage and reimbursement of our lead product candidates, if approved and commercialized;

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the rate and degree of market acceptance and clinical utility of our lead product candidates, in particular, and controlled substances, in general;

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future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

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our ability to establish or maintain collaborations or strategic relationships or to obtain additional funding;

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our expectations regarding potential benefits of our lead product candidates;

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our ability to maintain effective patent rights and other intellectual property protection for our product candidates, and to prevent competitors from using technologies we consider important in our successful development and commercialization of our product candidates;

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infringement or alleged infringement on the intellectual property rights of third parties;

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legislative and regulatory developments in the United States, including individual states, Canada, the United Kingdom, and other jurisdictions;

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the effectiveness of our internal control over financial reporting;

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actions of activist shareholders against us have been and could be disruptive and costly and may result in litigation and have an adverse effect on our business and share price;

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the impact of adverse global economic conditions, including public health crises, geopolitical conflicts, fluctuations in interest rates, supply-chain disruptions and inflation, on our financial condition and operations;

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our Loan and Security Agreement with K2 HealthVentures LLC, as administrative agent and Canadian collateral agent for the lenders thereunder, and Ankura Trust Company, LLC, as collateral trustee, contains certain covenants that could adversely affect our operations and, if an event of default were to occur, we could be forced to repay any outstanding indebtedness sooner than planned and possibly at a time when we do not have sufficient capital to meet this obligation;

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our expectations regarding our future revenue, expenses and other operating results;

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the costs and success of our marketing efforts, and our ability to promote our brand;

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our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

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our ability to effectively manage our growth; and

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our ability to compete effectively with existing competitors and new market entrants.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors that are in some cases beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K, as well as any subsequent filings with the SEC incorporated by reference into this prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, together with the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. We do not assume any obligation to update any forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated by reference herein, as the case may be. And, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
We may announce material business and financial information to our investors using our investor relations website (https://ir.mindmed.co). We therefore encourage investors and others interested in our company to review the information that we make available on our website, in addition to following our filings with the SEC, webcasts, press releases and conference calls. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus supplement.

USE OF PROCEEDS
We estimate that the net proceeds to us from the issuance and sale of our common shares and pre-funded warrants in this offering will be approximately $70.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from any exercise of pre-funded warrants.
We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus supplement.
Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.
As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities.

DIVIDEND POLICY
We have never declared or paid, and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our common shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board may deem relevant.

DILUTION
If you invest in our common shares or pre-funded warrants in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per common share or pre-funded warrant, as applicable, that you will pay in this offering and the as adjusted net tangible book value per common share after this offering.
Our historical net tangible book value as of March 31, 2024 was approximately $176.1 million, or $2.48 per common share. Historical net tangible book value per common share represents the amount of our total tangible assets less total liabilities, divided by the number of our common shares outstanding on March 31, 2024.
After giving effect to our issuance and sale of (i) 9,285,511 common shares in this offering at a public offering price of $7.00 per common share and (ii) pre-funded warrants to purchase 1,428,775 of our common shares in this offering at the offering price of $6.999 per pre-funded warrant (which equals the public offering price per common share less the $0.001 per share exercise price of each such pre-funded warrant) (and excluding common shares issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and after deducting advisor fees and other estimated offering fees and expenses, our as adjusted net tangible book value as of March 31, 2024 would have been $246.1 million, or $3.06 per common share. This represents an immediate increase in as adjusted net tangible book value per common share of $0.58 to existing shareholders and immediate dilution of $3.94 in the as adjusted net tangible book value per common share to new investors purchasing common shares and pre-funded warrants in this offering. Dilution per common share to new investors is determined by subtracting as adjusted net tangible book value per common share after this offering from the public offering price per common share paid by new investors. The following table illustrates this per common share dilution to the new investors purchasing common shares in this offering:
Public offering price per common share		$7.00
Net tangible book value per common share as of March 31, 2024	$2.48
Increase per common share attributable to sale of common shares in this offering	0.58
As adjusted net tangible book value per common share after this offering		3.06
Dilution per common share to new investors in this offering		$3.94
Assuming the pre-funded warrants were immediately and fully exercised, this would result in an as adjusted net tangible book value after giving effect to this offering and warrant exercise of $246.1 million, or $3.01 per common share, which represents an increase in net tangible book value per common share to existing shareholders of $0.53, and dilution per common share to new investors of $3.99.
The information discussed above is based on 71,163,720 common shares outstanding as of March 31, 2024, and excludes:
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3,696,128 common shares issuable upon the exercise of stock options outstanding as of March 31, 2024, at a weighted-average exercise price of $12.23 per share;

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2,112,546 common shares issuable pursuant to RSUs outstanding under our performance and restricted share unit plan as of March 31, 2024;

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6,631,823 common shares issuable upon the exercise of USD financing warrants outstanding as of March 31, 2024, at an exercise price of $4.25 per share;

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4,865,884 common shares reserved for future issuance under our stock option plan and our performance and restricted share unit plan as of March 31, 2024;

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997,506 common shares reserved for K2 HealthVentures LLC credit facility conversion shares as of March 31, 2024, at the exercise price of $4.01 per share; and

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common shares issuable upon the exercise of the pre-funded warrants being offered by us in this offering.

Unless otherwise indicated, the information in this prospectus supplement reflects or assumes the following.
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No exercise or settlement of the outstanding stock options or warrants described above;

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No vesting or settlement of the outstanding RSUs described above;

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Exclusion of 407,830 common shares underlying equity awards granted since March 31, 2024;

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Exclusion of 750,000 common shares reserved for future issuance under our employee share purchase plan effective as of June 10, 2024; and

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No common shares have been issued under the Sales Agreement with Leerink.

To the extent that options or warrants are exercised, or if we issue options, RSUs, warrants or other securities to purchase or acquire our common shares in the future and those options, RSUs, warrants or other securities are exercised, converted or settled, you may experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
The following description of our common shares and pre-funded warrants summarizes the material terms and provisions thereof, including the material terms of the common shares and pre-funded warrants we are offering under this prospectus supplement and the accompanying prospectus.
Common Shares
The material terms and provisions of our common shares are described under the caption “General Description of Our Securities — Description of Our Common Shares” starting on page 15 of the accompanying prospectus.
Our common shares are listed on The Nasdaq Global Select Market under the symbol “MNMD.”
Our transfer agent and registrar for our common shares is Computershare Investor Services Inc., with an address of 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9.
Pre-Funded Warrants
The following is a summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.
Form
The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.
Term
The pre-funded warrants will expire on the date the warrant is exercised in full.
Exercisability
The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of common shares purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the pre-funded warrant. No fractional common shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional common shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of our common shares on the exercise date.
Exercise Limitations
We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of common shares beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% (at the initial election of the holder) of the number of common shares outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% (at the initial election of the holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior written notice from the holder to us.

Exercise Price
The exercise price per whole common share purchasable upon the exercise of the pre-funded warrants is $0.001 per common share. The exercise price of the pre-funded warrants and the number of common shares issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common shares, as well as upon any distribution of assets, including cash, shares or other property, to our shareholders.
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing
There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for the listing of the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.
Fundamental Transactions
Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common shares), the holders of the pre-funded warrants will have the right to receive, upon exercise of the pre-funded warrants, the same amount and kind of securities, cash or other property that such holders would have been entitled to receive had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants (the “Alternative Consideration”). We will not effect any fundamental transaction in which we are not the surviving entity or the Alternate Consideration includes securities of another person unless (i) the Alternate Consideration is solely cash, solely marketable securities, or a combination of cash and marketable securities, and we provide for the simultaneous “cashless exercise” of the pre-funded warrant or (ii) prior to or simultaneously with the consummation thereof, any successor to us, surviving entity or other person (including any purchaser of our assets) will assume the obligation to deliver to the holder of such pre-funded warrants such Alternate Consideration as, in accordance with the foregoing provisions, the holder may be entitled to receive, and the other obligations under this pre-funded warrant. In the event the holder of a pre-funded warrant does not exercise the pre-funded warrant as contemplated by the fundamental transaction provisions in the pre-funded warrant, the pre-funded warrant will be deemed exercised in full without regard to any limitations on exercise contained herein pursuant to the “cashless exercise” provision in the pre-funded warrant upon the effective date of the consummation of such fundamental transaction.
No Rights as a Shareholder
Except by virtue of such holder’s ownership of our common shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until such holder exercises the pre-funded warrant.
Pro Rata Distributions
If we, at any time while a pre-funded warrant is outstanding, distribute to all holders of our common shares for no consideration (i) evidences of our indebtedness, (ii) any security (other than a distribution of common shares) (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then, upon any exercise of such pre-funded warrant that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the holder shall be entitled to receive, in addition to the common shares otherwise issuable upon such exercise

(if applicable), the Distributed Property that such holder would have been entitled to receive in respect of such number of common shares had the holder been the record holder of such common shares immediately prior to such record date without regard to any limitation on exercise contained therein.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a purchaser who acquires as beneficial owner our common shares and/or pre-funded warrants pursuant to this offering, and who, for purposes of the Tax Act and at all relevant times, (i) is not, and is not deemed to be, resident in Canada, (ii) holds the common shares and/or pre-funded warrants (as applicable) as capital property, (iii) deals at arm’s length with, and is not affiliated with, us, (iv) does not use or hold and will not be deemed to use or hold, the common shares and/or pre-funded warrants (as applicable) in a business carried on in Canada, and (v) has not entered into a “derivative forward agreement” with respect to the common shares and/or pre-funded warrants (as applicable) (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an “authorized foreign bank” within the meaning of the Tax Act or an insurer carrying on an insurance business in Canada and elsewhere.
This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), the Canada-United States Tax Convention (1980) (the “Treaty”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or assessing practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.
This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the common shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the common shares should consult their own tax advisors having regard to their particular circumstances.
Currency Conversion
Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Non-Resident Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.
Exercise of Pre-Funded Warrants
No gain or loss will be realized by a Non-Resident Holder upon the exercise of a pre-funded warrant. When a pre-funded warrant is exercised, the cost to the Non-Resident Holder of the common share so acquired will be the aggregate of the adjusted cost base, for that Non-Resident Holder, of the pre-funded warrant and the price paid for the common share upon exercise of the pre-funded warrant. The Non-Resident Holder’s adjusted cost base of the common share so acquired will be determined by averaging the cost of the common share acquired upon the exercise of a pre-funded warrant with the adjusted cost base to such Non-Resident Holder of all other common shares (if any) held by the Non-Resident Holder as capital property immediately prior to the exercise of the pre-funded warrant.
Dividends
Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Resident Holder by us are subject to Canadian withholding tax under the Tax Act at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention. For example, under the Treaty, the rate of withholding tax on dividends paid or credited or deemed to be paid or credited to a beneficially entitled Non-Resident Holder who is resident in the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty is generally reduced to 15% of the gross amount of the dividend. Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.
Dispositions
A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share, unless the common shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.
Provided the common shares are listed on a “designated stock exchange,” as defined in the Tax Act (which currently includes Nasdaq), at the time of disposition, the common shares and pre-funded warrants will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Tax Act and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of issued shares of any class or series of our capital stock; and (ii) more than 50% of the fair market value of our common shares was derived directly or indirectly from one or any combination of: (a) real or immovable property situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act) and (d) options in respect of, or interests in or for civil law rights in, property in any of the foregoing, whether or not such properties exist. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the common shares could be deemed to be taxable Canadian property. Non-Resident Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
For the purposes of this section entitled “Certain U.S. Federal Income Tax Considerations,” references to “the Shares” refer to the common shares issued pursuant to this prospectus supplement and references to “the Pre-Funded Warrants” refer to the pre-funded warrants issued pursuant to this prospectus supplement.
The following is a general discussion of certain of the material U.S. federal income tax considerations of the purchase, ownership and disposition of the Shares and the Pre-Funded Warrants. All prospective holders of the Shares or the Pre-Funded Warrants should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Shares and the Pre-Funded Warrants.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Shares or the Pre-Funded Warrants. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling or opinion from counsel with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the Shares or the Pre-Funded Warrants.
This discussion applies to a holder that acquires the Shares or the Pre-Funded Warrants pursuant to this offering and holds the Shares or the Pre-Funded Warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as:
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holders that own, or are deemed to own, more than 5% of our share capital (except to the extent specifically set forth below);

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corporations that accumulate earnings to avoid U.S. federal income tax;

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tax-exempt organizations, tax-qualified retirement plans, governmental organizations, banks, thrifts, mutual funds, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies;

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regulated investment companies or real estate investment trusts;

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persons that have a “functional currency” other than the U.S. dollar;

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holders holding our Shares or Pre-Funded Warrants as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Shares or Pre-Funded Warrants under the constructive sale provisions of the Code, holders subject to special tax accounting rules under Section 451(b) of the Code, controlled foreign corporations, passive foreign investment companies; and

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certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as “S corporations,” partnerships, disregarded entities or other pass-through entities for U.S. federal income tax purposes) or persons that hold the Shares or the Pre-Funded Warrants through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our Shares or Pre-Funded Warrants, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the Shares or the Pre-Funded Warrants.

Tax Classification of the Company as a U.S. Domestic Corporation
A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, Mind Medicine (MindMed) Inc., which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.
We believe and have taken the position that we are treated as a U.S. domestic corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code as a result of the February 27, 2020 reverse takeover transaction between Broadway Gold Mining Ltd., Madison Metals Inc., Broadway Delaware Subco Inc. and Mind Medicine, Inc. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Holders should consult their tax advisors regarding the tax consequences of our classification as a U.S. domestic corporation. It is anticipated that such U.S. tax treatment will continue indefinitely and that our Shares and Pre-Funded Warrants will be treated indefinitely as Shares and Pre-Funded Warrants, respectively, of a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers of the Shares or the Pre-Funded Warrants. The rest of the discussion in this section assumes that we are treated as a U.S. domestic corporation for U.S. federal income tax purposes.
General Treatment of the Pre-Funded Warrants
Although the law in this area is not completely settled, the Pre-Funded Warrants are generally expected to be treated as our common shares for U.S. federal income tax purposes, in which case a holder of Pre-Funded Warrants would generally be taxed in the same manner as a holder of our Shares as described below. This position is not binding on the IRS, however, and the IRS may treat the Pre-Funded Warrants as warrants to acquire our common shares and, if so, the amount and character of your gain with respect to an investment in our Pre-Funded Warrants could change. You should discuss with your tax advisor the consequences of the purchase, ownership and disposition of the Pre-Funded Warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the Pre-Funded Warrants (including potential alternative characterizations). The rest of this discussion generally assumes that the characterization of the Pre-Funded Warrants as our common shares described above is respected for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Definition of U.S. Holder
In general, a “U.S. holder” means a beneficial owner of our Shares or Pre-Funded Warrants that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions on the Shares or the Pre-Funded Warrants
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying any future distributions. However, if we do make distributions on the Shares or the Pre-Funded Warrants, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in income by a U.S. holder as ordinary income when received. A U.S. holder must include any Canadian tax withheld from the dividend payment in the gross amount of the dividend even though the holder does not in fact receive it. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. In addition, corporate U.S. holders may be entitled to claim the dividends-received deduction with respect to dividends paid on the Shares or the Pre-Funded Warrants. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in the Shares or the Pre-Funded Warrants, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares or Pre-Funded Warrants, subject to the tax treatment described below in “— Sale or Other Taxable Disposition of the Shares or the Pre-Funded Warrants.”
Dividends on the Shares or the Pre-Funded Warrants will not constitute foreign source income for U.S. foreign tax credit limitation purposes because we, even though we are organized as a Canadian corporation, are treated as a U.S. corporation for U.S. federal income tax purposes, as described above under “Tax Classification of the Company as a U.S. Domestic Corporation.” Therefore, a U.S. holder may not be able to claim a U.S. foreign tax credit for any Canadian tax paid or withheld with respect to the dividends unless the U.S. holder has sufficient other foreign source income of the same category. However, a U.S. holder may be able to take a deduction for such Canadian tax, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.
The taxation of property received with respect to a Pre-Funded Warrant on exercise other than our common shares is unclear. It is possible such a receipt of property would be treated as a distribution on our common shares as described in this section, although other treatments may also be possible. U.S. holders should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the Pre-Funded Warrants on exercise.
Sale or Other Taxable Disposition of the Shares or the Pre-Funded Warrants
Upon the sale, exchange or other taxable disposition of the Shares or the Pre-Funded Warrants, a U.S. holder will generally recognize capital gain or loss equal to the difference between (a) the sum of the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and (b) such U.S. holder’s adjusted tax basis in the Shares or the Pre-Funded Warrants, as applicable. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Shares or Pre-Funded Warrants is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
To the extent a sale or other taxable disposition of our Shares or Pre-Funded Warrants by a U.S. holder results in Canadian tax payable by the U.S. holder, such U.S. holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. holder has sufficient other foreign source income of the same category, as discussed above under “— Distributions on the Shares or the Pre-Funded Warrants.” A U.S. holder may be able to take a deduction for the Canadian tax, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.
Exercise of Pre-Funded Warrants
As discussed above under the section entitled “Description of the Securities We Are Offering — Pre-Funded Warrants — Exercisability,” a U.S. holder may exercise the Pre-Funded Warrant by payment of exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants into our common shares is unclear, and a U.S. holder should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants. In general, however, a U.S. holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Pre-Funded Warrant pursuant to either method. If such U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the Pre-Funded Warrant, the

U.S. holder’s receipt of cash generally will be treated as a sale of the fractional share subject to the rules described above under the section entitled “Tax Considerations Applicable to U.S. Holders — Sale or Other Taxable Disposition of the Shares or the Pre-Funded Warrants.” The taxation of other property received with respect to a Pre-Funded Warrant on exercise other than our common shares is unclear. It is possible such a receipt of property would be treated as a distribution on our common shares as described in the section above entitled “Tax Considerations Applicable to U.S. Holders — Distributions on the Shares or the Pre-Funded Warrants,” although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the Pre-Funded Warrants on exercise.
A U.S. holder’s initial tax basis in the common shares received upon exercise of the Pre-Funded Warrant generally should be equal to the sum of (i) such U.S. holder’s tax basis in the Pre-Funded Warrant and (ii) the exercise price paid or treated as paid by such U.S. holder on the exercise of the Pre-Funded Warrant. A U.S. holder’s holding period in the common shares received upon exercise generally should include such U.S. holder’s holding period in the Pre-Funded Warrants exchanged therefor.
Certain Adjustments to the Pre-Funded Warrants
Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the Pre-Funded Warrants, or an adjustment to the exercise price of the Pre-Funded Warrants, may be treated as a constructive distribution to a U.S. holder of Pre-Funded Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders).
U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 305 of the Code to the Pre-Funded Warrants.
Backup Withholding and Information Reporting
A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our Shares or Pre-Funded Warrants (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our Shares or Pre-Funded Warrants. Certain U.S. holders are exempt from backup withholding, including C corporations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
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fails to furnish the holder’s taxpayer identification number (generally on an IRS Form W-9), which for an individual is ordinarily his or her social security number;

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furnishes an incorrect taxpayer identification number;

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is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

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fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Definition of non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Shares or Pre-Funded Warrants that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Distributions on the Shares or the Pre-Funded Warrants
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying any future distributions. However, if we make distributions on the Shares or the Pre-Funded Warrants such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s adjusted tax basis in the Shares or the Pre-Funded Warrants, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares or Pre-Funded Warrants, subject to the tax treatment described below in “— Sale or Other Taxable Disposition of the Shares or the Pre-Funded Warrants.”
Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of the dividend (which may include any Canadian tax withheld from the dividend payment for purposes of calculating such gross amount even though the holder does not in fact receive it) or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence for purposes of such treaty.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons. Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence for purposes of such treaty.
To claim a reduction or exemption from withholding, a non-U.S. holder generally will be required to provide (a) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions will also be subject to the discussion below under the headings “— Backup Withholding and Information Reporting” and “— Foreign Accounts.”
The taxation of property received with respect to a Pre-Funded Warrant on exercise other than our common shares is unclear. It is possible such a receipt of property would be treated as a distribution on our common shares as described in this section, although other treatments may also be possible. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the Pre-Funded Warrants on exercise.
Sale or Other Taxable Disposition of the Shares or the Pre-Funded Warrants
Subject to the discussion below under the headings “— Backup Withholding and Information Reporting” and “— Foreign Accounts,” in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such non-U.S. holder’s sale, exchange or other taxable disposition of our Shares or Pre-Funded Warrants unless:
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the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “— Distributions on the Shares or the Pre-Funded Warrants” also may apply;
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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States); or

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we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” in which case such non-U.S. holder generally will be taxed on its net gain derived from the disposition as effectively connected income taxable at the U.S. federal income tax rates applicable to U.S. persons, subject to the exceptions provided below; however, the branch profits tax described above will not apply to such gain of a non-U.S. holder that is a foreign corporation. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common shares are regularly traded, as defined by applicable U.S. Treasury Regulations, on an established securities market, the Shares or the Pre-Funded Warrants will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common shares, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held the Shares or the Pre-Funded Warrants. There can be no assurance that our common shares will continue to qualify as regularly traded on an established securities market.

Exercise of Pre-Funded Warrants
As discussed above under the section entitled “Description of the Securities We Are Offering — Pre-Funded Warrants — Exercisability,” a non-U.S. holder may exercise the Pre-Funded Warrant by payment of the exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants into our common shares is unclear, and non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants. In general, however, a non-U.S. holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Pre-Funded Warrant pursuant to either method. If such non-U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the Pre-Funded Warrant, the non-U.S. holder’s receipt of cash generally will be treated as a sale of such fractional share subject to the rules described above under the section entitled “Tax Considerations Applicable to Non-U.S. Holders — Sale or Other Taxable Disposition of the Shares or the Pre-Funded Warrants.” The taxation of other property received with respect to a Pre-Funded Warrant on exercise other than our common shares is unclear. It is possible such a receipt of property would be treated as a distribution on our common shares as described in the section above entitled “Tax Considerations Applicable to Non-U.S. Holders — Distributions on the Shares or the Pre-Funded Warrants,” although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the Pre-Funded Warrants on exercise.
Certain Adjustments to the Pre-Funded Warrants
Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the Pre-Funded Warrants, or an adjustment to the exercise price of the Pre-Funded Warrants, may be treated as a constructive distribution to a non-U.S. holder of the Pre-Funded Warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders).
In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment under the Pre-Funded Warrants that references a dividend distribution on our common shares would generally be taxable to a non-U.S. holder as described under “— Distributions on the Shares or the Pre-Funded Warrants” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations we have in respect of the pre-funded warrants by withholding from other amounts due to a non-U.S. holder.
Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Sections 305 and 871(m) of the Code to the Pre-Funded Warrants.
Backup Withholding and Information Reporting
We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our Shares or Pre-Funded Warrants paid to such non-U.S. holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to any dividends on our Shares or Pre-Funded Warrants. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our Shares or Pre-Funded Warrants if it certifies its non-U.S. status by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or IRS Form W-8ECI, or otherwise establishes an exemption, provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. dividend withholding tax, as described above in “— Distributions on the Shares or the Pre-Funded Warrants” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of the Shares or the Pre-Funded Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is established under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Accounts
The Code generally imposes a U.S. federal withholding tax of 30% on dividends and, subject to the discussion below regarding proposed regulations issued by the U.S. Treasury Department, the gross proceeds of a disposition of our Shares or Pre-Funded Warrants paid to:
•
a “foreign financial institution” (as defined in the Code), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding accounts held by certain “specific United States persons” or “United States owned foreign entities” (each as defined in the Code), or otherwise qualifies for an exemption from these rules; and

•
a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any “substantial United States owners” (as defined in the Code), provides information regarding each substantial United States owners of the entity, or otherwise qualifies for an exemption from these rules.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.
The withholding provisions described above currently apply to dividends paid on our Shares and Pre-Funded Warrants. The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Shares or Pre-Funded Warrants. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our Shares or Pre-Funded Warrants.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR SHARES OR PRE-FUNDED WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
Leerink Partners LLC and Evercore Group L.L.C. are acting as representatives of each of the underwriters named below for this offering. Subject to the terms and conditions set forth in the underwriting agreement between us and the representatives, we have agreed to sell to each underwriter, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of common shares and pre-funded warrants set forth opposite its name below.
Underwriters	Number of Shares	Number of Pre-Funded Warrants
Leerink Partners LLC	4,793,645	737,605
Evercore Group L.L.C.	2,350,395	361,659
RBC Capital Markets, LLC	1,096,851	168,774
Oppenheimer & Co. Inc.	1,044,620	160,737
Total	9,285,511	1,428,775
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the common shares and pre-funded warrants sold under the underwriting agreement if any of the common shares or pre-funded warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or, under certain circumstances, the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the common shares and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the common shares and pre-funded warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the common shares and pre-funded warrants at the initial offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.252 per common share or pre-funded warrant. After the initial offering of the common shares and pre-funded warrants, the offering price, concession or any other term of this offering may be changed by the representatives.
The following table shows the initial offering price, underwriting discounts and commissions and proceeds, before expenses, to us.
	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$7.00	$6.999	$74,998,573
Underwriting discounts and commissions	$0.42	$0.420	$4,500,000
Proceeds before expenses, to us	$6.58	$6.579	$70,498,573
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $530,000. We also have agreed to reimburse the underwriters for up to $20,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering. The underwriters have agreed to reimburse us for certain of our expenses incurred in connection with this offering.

No Sales of Similar Securities
We and our executive officers and directors have agreed not to sell or transfer any common shares, or securities convertible into or exchangeable or exercisable for common shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Leerink Partners LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, sell, contract to sell, pledge or otherwise dispose of any common shares or securities convertible into or exchangeable or exercisable for common shares;

•
file or participate in filing a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, any common shares or securities convertible into or exchangeable or exercisable for common shares;

•
otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of any common shares or securities convertible into or exchangeable or exercisable for common shares; or

•
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common shares, whether any such swap or transaction described in any of the foregoing is to be settled by delivery of common shares or such other securities, in cash or otherwise.

The lock-up provisions apply to common shares and to securities convertible into or exchangeable or exercisable for common shares. They also apply to common shares owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.
Nasdaq Global Select Market Listing
Our common shares are listed on the Nasdaq Global Select Market under the symbol “MNMD”.
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the securities is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common shares. However, the representatives may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Stabilizing transactions permit bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common shares while the offering is in progress. Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell more shares in excess of the number of shares the underwriters are obligated to purchase and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Leerink Partners LLC is the sales agent for us under our “at-the-market” program. Under our “at-the-market” program, we may offer and sell, from time to time, our common shares through Leerink Partners LLC through an “at-the-market offering,” as defined in Rule 415(a)(4) promulgated under the Securities Act.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Canada
The common shares and pre-funded warrants offered by this prospectus supplement have not been qualified by a prospectus supplement for distribution in Canada, and may not be, directly or indirectly, offered or sold in Canada or to any residents of Canada.
Notice to Prospective Investors in Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus supplement, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This document has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, the securities have not been offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)
where no consideration is or will be given for the transfer;

c)
where the transfer is by operation of law;

d)
as specified in Section 276(7) of the SFA; or

e)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations of 2005 of Singapore (Regulation 32).

Singapore SFA product classification. In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Hogan Lovells US LLP is representing us in connection with this offering. Certain legal matters in connection with the offering will be passed upon for us by Osler, Hoskin & Harcourt LLP, our Canadian counsel. Covington & Burling LLP, New York, New York, is representing the underwriters in this offering.
EXPERTS
The consolidated financial statements of Mind Medicine (MindMed) Inc. as of December 31, 2023 and 2022, and for each of the years in the two year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement of which this prospectus supplement is a part in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of the registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us, the common shares and the pre-funded warrants we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. We have not authorized any person to provide you with different information. We are not making an offer of the common shares or the pre-funded warrants in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the common shares or the pre-funded warrants offered by this prospectus supplement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
We make available free of charge on our website at https://mindmed.co our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-40 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:
Mind Medicine (MindMed) Inc.
Attention: Corporate Secretary
One World Trade Center, Suite 8500,
New York, New York 10007
Telephone: (212) 220-6633

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement is a part the information and documents listed below that we have filed with the SEC (Commission File No. 001-40360):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024 (the “2023 Form 10-K”) including portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024, that are incorporated by reference into Part III of such Annual Report on Form 10-K;

•
our Quarterly Report on Form 10-Q for the quarterly period ended, March 31, 2024, filed with the SEC on May 8, 2024;

•
our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on March 7, 2024, March 11, 2024, April 1, 2024, June 11, 2024, June 20, 2024 and June 28, 2024; and

•
the description of our common shares which is contained in our registration statement on Form 8-A, filed with the SEC on April 22, 2021 under the Exchange Act, as updated by Exhibit 4.1 to our 2023 Form 10-K, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such reports and other documents. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Mind Medicine (MindMed) Inc., Attention: Corporate Secretary, One World Trade Center, Suite 8500, New York, New York 10007. Our phone number is (212) 220-6633. You may also view the documents that we file with the SEC and incorporate by reference in this prospectus supplement on our corporate website at https://mindmed.co. The information on our website is not incorporated by reference and is not a part of this prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a company existing under the Business Corporation Act (British Columbia). Some of our directors, officers and the experts named in this prospectus supplement, reside outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of common shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. There is substantial doubt whether an action could be brought in British Columbia in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

PROSPECTUS
Common Shares
Warrants
Debt Securities
Units

We, or any selling security holders, may offer to the public from time to time in one or more series or issuances and on terms that we will determine at the time of the offering:
•
our common shares;

•
warrants to purchase our common shares and/or debt securities;

•
debt securities consisting of debentures, notes or other evidences of indebtedness;

•
units consisting of a combination of the foregoing securities; or

•
any combination of these securities.

This prospectus provides a general description of the securities that we, or any selling security holders, may offer. Each time that we, or any selling security holders, as applicable, offer securities under this prospectus, we, or any selling security holders, as applicable, will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and free writing prospectus may add to, update or change information contained or incorporated by reference into this prospectus.
The securities may be sold by us, or any selling security holders, as applicable, to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and purchase options will be set forth in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement.
Our common shares are traded on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “MNMD”. On June 25, 2024, the last reported sale price of our common shares was $7.07.
We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Implications of Being an Emerging Growth Company.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 8.
You should read this entire prospectus, any applicable prospectus supplement and free writing prospectus, together with additional information described under the heading “Where You Can Find More Information” before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2024

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we, or selling security holders, as applicable, may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings from time to time.
This prospectus provides you only with a general description of the securities that we, or any selling security holders, as applicable, may offer in one or more offerings from time to time. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement or free writing prospectus that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement or free writing prospectus, you should rely on the information in the accompanying prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus, including all documents incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find More Information” below.
You should rely only on the information provided in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement or free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus or an accompanying prospectus supplement or free writing prospectus. This prospectus and the accompanying prospectus supplement or free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement or free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement or free writing prospectus is delivered or securities are sold on a later date.
Except as otherwise indicated or unless the context otherwise requires, references to “Company,” “we,” “us,” or “our” refer to Mind Medicine (MindMed) Inc. and its consolidated subsidiaries and references to dollars or dollar amounts refer to U.S. dollars or U.S. dollar amounts.
This prospectus may contain references to our trademarks and trade names and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us or our business by, any other companies.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, the documents that we incorporate by reference herein and therein, contain, and any free writing prospectus that we authorize for use may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
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the timing, progress and results of our investigational programs for MM120, a proprietary, pharmaceutically optimized form of lysergide D-tartrate, MM402, also referred to as R(-)-MDMA (together, our “lead product candidates”) and any other product candidates (together with our lead product candidates, our “product candidates”), including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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our reliance on the success of our investigational MM120 product candidate;

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the timing, scope or likelihood of regulatory filings and approvals and our ability to obtain and maintain regulatory approvals for product candidates for any indication;

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our expectations regarding the size of the eligible patient populations for our lead product candidates;

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our ability to identify third-party treatment sites to conduct our trials and our ability to identify and train appropriate qualified healthcare practitioners to administer our treatments;

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our ability to implement our business model and our strategic plans for our product candidates;

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our ability to identify new indications for our lead product candidates beyond our current primary focuses;

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our ability to identify, develop or acquire digital technologies to enhance our administration of our product candidates, if they should become approved and commercialized;

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our ability to achieve profitability and then sustain such profitability;

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our commercialization, marketing and manufacturing capabilities and strategy;

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the pricing, coverage and reimbursement of our lead product candidates, if approved and commercialized;

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the rate and degree of market acceptance and clinical utility of our lead product candidates, in particular, and controlled substances, in general;

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future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

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our ability to establish or maintain collaborations or strategic relationships or to obtain additional funding;

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our expectations regarding potential benefits of our lead product candidates;

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our ability to maintain effective patent rights and other intellectual property protection for our product candidates, and to prevent competitors from using technologies we consider important in our successful development and commercialization of our product candidates;

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infringement or alleged infringement on the intellectual property rights of third parties;

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legislative and regulatory developments in the United States, including individual states, Canada, the United Kingdom, and other jurisdictions;

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the effectiveness of our internal control over financial reporting;

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actions of activist shareholders against us have been and could be disruptive and costly and may result in litigation and have an adverse effect on our business and share price;

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the impact of adverse global economic conditions, including public health crises (such as the COVID-19 pandemic), geopolitical conflicts, fluctuations in interest rates, supply-chain disruptions and inflation, on our financial condition and operations;

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our Loan and Security Agreement with K2 HealthVentures LLC, as administrative agent and Canadian collateral agent for lenders thereunder, and Ankura Trust Company, LLC, as collateral trustee, contains certain covenants that could adversely affect our operations and, if an event of default were to occur, we could be forced to repay any outstanding indebtedness sooner than planned and possibly at a time when we do not have sufficient capital to meet this obligation;

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our expectations regarding our future revenue, expenses and other operating results;

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the costs and success of our marketing efforts, and our ability to promote our brand;

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our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

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our ability to effectively manage our growth; and

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our ability to compete effectively with existing competitors and new market entrants.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors that are in some cases beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, and in any free writing prospectus, and in our most recent annual report on Form 10-K, as well as any subsequent filings with the SEC incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the applicable document incorporated by reference herein, as the case may be. And, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
We may announce material business and financial information to our investors using our investor relations website (https://ir.mindmed.co/). We therefore encourage investors and others interested in our company to review the information that we make available on our website, in addition to following our filings with the SEC, webcasts, press releases and conference calls. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus.

MARKET, INDUSTRY AND OTHER DATA
This prospectus, and any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein, contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

THE COMPANY
Company Overview
MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments for brain health disorders that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders. This specifically includes pharmaceutically optimized product candidates derived from the psychedelic and empathogen drug classes including MM120 and MM402, our lead product candidates.
Our lead product candidate, MM120, is a proprietary, pharmaceutically optimized form of lysergide D-tartrate that we are developing for the treatment of generalized anxiety disorder (“GAD”). We have also evaluated MM120 in a subperceptual repeat administration dosing regimen for the treatment of attention deficit hyperactivity disorder (“ADHD”). In December 2023, we announced positive topline results from our Phase 2b clinical trial of MM120 for the treatment of GAD. The trial met its primary endpoint, with MM120 demonstrating statistically significant and clinically meaningful dose-dependent improvements on the Hamilton Anxiety rating scale compared to placebo at Week 4. In January 2024, we announced that our Phase 2a trial of a sub-perceptual dose of MM120 in ADHD did not meet its primary endpoint. In conjunction with the findings from our clinical trial of MM120 in GAD, we believe that these results support the critical role of perceptual effects of MM120 in mediating a clinical response. In March 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced in March 2024 that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12. We intend to work closely with the FDA to finalize our Phase 3 development program for MM120 in GAD. On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. We are on schedule to initiate our Phase 3 clinical program for MM120 oral dissolving tablet in GAD in the second half of this year and plan to share additional details on the design of our pivotal program in the coming months.
Our second lead product candidate, MM402, also referred to as R(-)-MDMA, is our proprietary form of the R-enantiomer of 3,4-methylenedioxymethamphetamine (“MDMA”), which we are developing for the treatment of autism spectrum disorder (“ASD”). MDMA is a synthetic molecule that is often referred to as an empathogen because it is reported to increase feelings of connectedness and compassion. Preclinical studies of R(-)-MDMA demonstrated its acute pro-social and empathogenic effects, while its diminished dopaminergic activity suggests that it has the potential to exhibit less stimulant activity, neurotoxicity, hyperthermia and abuse liability compared to racemic MDMA or the S(+)-enantiomer. In the third quarter of 2022, our collaborator, University Hospital Basel (“UHB”) in Switzerland, began conducting a Phase 1 investigator-initiated trial (“IIT”) of R(-)-MDMA, S(+)-MDMA and R/S-MDMA in healthy volunteers to compare the tolerability, pharmacokinetics and acute subjective, physiological and endocrine effects of the three molecules. On June 6, 2024, UHB presented topline data from the trial at the Interdisciplinary Conference on Psychedelic Research in The Netherlands. The presentation noted that the trial indicates that R(-)-MDMA, S(+)-MDMA and R/S-MDMA induced overall similar qualitative subjective and adverse effects when dosed equivalently. The presentation also noted that S(+)-MDMA may have slightly greater stimulant like properties than R/S-MDMA and R(-)-MDMA. The pharmacokinetic findings from the trial indicate that R(-)-MDMA, but not S(+)-MDMA, inhibits the Cytochrome P450 2D6 enzyme (CYP2D6), which is the primary metabolic pathway for MDMA inactivation, and thereby its own inactivation and that of S(+)-MDMA when administered as R/S-MDMA. In addition, we have initiated our first clinical trial of MM402, a single-ascending dose trial in adult healthy volunteers in the fourth quarter of 2023. This Phase 1 clinical trial is intended to characterize the tolerability, pharmacokinetics and pharmacodynamics of MM402.
Beyond our clinical stage product candidates, we are pursuing a number of programs, primarily through external collaborations, through which we seek to expand our drug development pipeline and broaden the potential applications of our lead product candidates. These research and development programs include non-clinical, pre-clinical and human clinical trials and IITs of additional product candidates and research compounds with our collaborators. Our external research programs include a broad multi-year exclusive research partnership with UHB in Switzerland. Under the partnership, we have exclusive worldwide rights to data, compounds and patent rights associated with UHB’s research on lysergide and a number of additional compounds, including data from preclinical studies and clinical trials investigating the effects of lysergide in patient populations and healthy volunteers. We also have an ongoing partnership agreement with MindShift Compounds AG to develop next-generation compounds utilizing the molecular backbone of classical psychedelics and empathogens. In addition, we have in the past and will continue to engage in other relevant research collaborations to support our ongoing development efforts and potential additions to our pipeline. Our research partnerships and IITs facilitate the advancement of our early-stage pipeline and support the potential identification of product candidates for additional company-sponsored drug development programs.
Our drug development program is complemented by digital medicine projects to develop products intended to help facilitate the adoption and scalability of our product candidates, if and when they are approved. Our digital medicine projects and product roadmaps, and strategies, and investments are based on the projected development and commercialization strategies of our product candidates, with timelines and investments for each project contingent on the progression of the related drug program.
Our business is premised on a growing body of research supporting the use of novel psychoactive compounds to treat a myriad of brain health disorders. For all product candidates, we intend to proceed through research and development, and with marketing of the product candidates that may ultimately be approved pursuant to the regulations of the FDA and the legislation in other jurisdictions. This entails, among other things, conducting clinical trials with research scientists, using internal and external clinical drug development teams, producing and supplying drugs according to current Good Manufacturing Practices, and conducting all trials and development in accordance with the regulations of the FDA, and other legislation in other jurisdictions.
Our Product Candidate Pipeline
The following table summarizes the status of our portfolio of product candidates:
Recent Developments
12-week Durability Data from Phase 2b Study of MM120 for GAD
On March 7, 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12.
MM120 100µg — the dose with optimal clinical activity observed in the trial — demonstrated a 7.7-point improvement over placebo at Week 12 (-21.9 MM120 vs. -14.2 placebo; p<0.003 Cohen’s d=0.81), with a 65% clinical response rate and a 48% clinical remission rate sustained to Week 12. Clinical Global Impressions -Severity (CGI-S) scores on average improved from 4.8 to 2.2 in the 100µg dose group, representing a two-category shift from ‘markedly ill’ to ‘borderline ill’ at Week 12 (p<0.004). This clinical activity was rapid, observed as early as trial day 2, and durable with further improvements observed in mean HAM-A or CGI-S scores between Weeks 4 and 12.
In the Phase 2b trial, known as MMED008, MM120 was generally well-tolerated with most adverse events rated as mild to moderate, transient, occurring on dosing day, and being consistent with expected acute effects of the trial drug. The most common adverse events, with at least 10% incidence on dosing day in the 100µg dose group, included illusion, nausea, headache, hallucination, euphoric mood, anxiety, mydriasis, hyperhidrosis, paresthesia, fatigue, blood pressure increase, abnormal thinking, and altered state of consciousness.
Prior to treatment with MM120, study participants were clinically tapered and then washed out from any anxiolytic or antidepressant treatments and did not receive any form of study-related psychotherapy for the duration of their participation in the study.
March Financings
Underwritten Offering
On March 7, 2024, we entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Cantor Fitzgerald & Co., as representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by us in an underwritten offering (the “Offering”) of 16,666,667 of our common shares at an offering price of $6.00 per share, less underwriting discounts and commissions.
The net proceeds from the Offering were approximately $93.5 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The Offering closed on March 11, 2024. We intend to use the net proceeds from the Offering for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes.
The Offering was made pursuant to our shelf registration statements on Form S-3 (File Nos. 333-264648 and 333-277726), together, the “Registration Statements”), which were filed with the SEC on May 4, 2022 and March 7, 2024, respectively, and declared effective by the SEC or automatically became effective on May 16, 2022 and March 7, 2024, respectively, and a related base prospectus, as supplemented by a prospectus supplement.
Private Placement
Also on March 7, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Investors agreed to purchase, and we agreed to sell 12,500,000 of our common shares (the “Private Placement Shares”), at a price of $6.00 per share, in a private placement transaction (the “Private Placement”). The Private Placement Shares were issued to the Investors pursuant to an exemption from the registration requirements of the Securities afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Pursuant to the terms of the Purchase Agreement, we agreed to register for resale the common shares being issued in the Private Placement.
The net proceeds from the Private Placement were approximately $70.1 million, after deducting fees and expenses payable by us. We intend to use the net proceeds from the Private Placement for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. The Private Placement closed on March 11, 2024.

Voluntary CBOE Canada Delisting
Effective April 10, 2024, we voluntarily delisted our common shares from Cboe Canada. Our common shares will continue to trade on Nasdaq under the symbol “MNMD”.
Departure of CFO and Appointment of new Principal Financial Officer
On May 3, 2024, Schond Greenway’s employment with the Company as the Chief Financial Officer was terminated without cause, effective immediately. On May 7, 2024, the Board of Directors of the Company appointed Carrie Liao, the Chief Accounting Officer of the Company, to serve as the Company’s principal financial officer.
End of Phase 2 Meeting
On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. We are on schedule to initiate our Phase 3 clinical program for MM120 oral dissolving tablet in GAD in the second half of this year and plan to share additional details on the design of our pivotal program in the coming months.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: (1) the last day of the first fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date on which we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) following the fifth anniversary of the date of the first sale of our common equity securities under an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including:
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not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Corporate Information
We were incorporated under the laws of the Province of British Columbia. Our wholly owned subsidiary, Mind Medicine, Inc. (“MindMed US”), was incorporated in Delaware. Prior to February 27, 2020, our operations were conducted through MindMed US. Our office is located at One World Trade Center, Suite 8500, New York, New York 10007, and our telephone number at that location is (212) 220-6633. Our website address is https://mindmed.co/. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities and any free writing prospectus will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any free writing prospectus, together with all of the other information contained or incorporated by reference into the prospectus supplement or any free writing prospectus or appearing or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, each filed with the SEC, and in our other filings with the SEC, including our future reports to be filed with the SEC, all of which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement or free writing prospectus for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement or free writing prospectus relating to the specific offering.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The purchasers of our securities, as well as their transferees, pledgees, donees, or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus.
The applicable prospectus supplement or free writing prospectus will set forth the name of each of the selling securityholders and the number of our common shares or other relevant securities beneficially owned by such selling securityholders that are covered by such prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION
We, or any selling security holders, as applicable, may sell the securities being offered by this prospectus from time to time pursuant to public offerings, negotiated transactions, block trades, “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at a fixed price or prices, which may be changed, at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or a combination of any of these methods. We, or any selling security holders, as applicable, may sell the securities being offered by this prospectus to or through underwriters, dealers, agents, remarketing firms or other third parties, or directly to one or more purchasers or through a combination of any of these methods of sale.
A prospectus supplement or supplements (and any free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities being offered by this prospectus, including, to the extent applicable:
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the name or names of the underwriters, dealers, agents or remarketing firm, if any;

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if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement or understanding entered into with broker(s) or dealer(s) prior to the date of the applicable prospectus supplement or supplements, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we, or any selling security holders, as applicable, will receive from the sale;

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if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution and by whom they are to be borne;

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any public offering price;

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any delayed delivery arrangements;

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any options under which underwriters may purchase additional securities from us, or any selling security holders, as applicable;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any discounts, commissions or concessions allowed or reallowed or paid to dealers;

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the identity and relationships of any finders, if applicable; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the applicable prospectus supplement will be underwriters of the securities offered by the applicable prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We, or any selling security holders, as applicable, may offer the securities being offered by this prospectus to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the applicable prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the applicable prospectus supplement, other than securities covered by any purchase option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We, or any selling security holders, as applicable, may use underwriters, dealers or agents with whom we, or any selling security holders, as applicable, have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

If we, or any selling security holders, as applicable, offer and sell securities through a dealer, we, or any selling security holders, as applicable, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We, or any selling security holders, as applicable, may sell securities directly or through agents we, or any selling security holders, as applicable, designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we, or any selling security holders, as applicable, will pay to the agent in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, such agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We, or any selling security holders, as applicable, may use a remarketing firm to offer the securities being offered by this prospectus in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us, or any selling security holders, as applicable. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us, or any selling security holders, as applicable, and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
We, or any selling security holders, as applicable, may sell securities directly to one or more purchasers without using underwriters, dealers or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, or any selling security holders, as applicable, and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We, or any selling security holders, as applicable, may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us, or any selling security holders, as applicable, at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we, or any selling security holders, as applicable, must pay for solicitation of these contracts in the applicable prospectus supplement.
We, or any selling security holders, as applicable, may provide underwriters, dealers, agents or remarketing firms with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers, agents or remarketing firms may make with respect to these liabilities. Underwriters, dealers, agents or remarketing firms or their respective affiliates, may engage in transactions with, or perform services for, us, or any selling security holders, as applicable, in the ordinary course of business.
All securities we, or any selling security holders, as applicable, may offer, other than our common shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We, or any selling security holders, as applicable, cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in purchase options, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Purchase options involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the purchase option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in our common shares on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of our common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

GENERAL DESCRIPTION OF OUR SECURITIES
We may offer and sell, at any time and from time to time:
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our common shares;

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warrants to purchase our common shares and/or debt securities;

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debt securities consisting of debentures, notes or other evidences of indebtedness;

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units consisting of a combination of the foregoing securities; or

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any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into our common shares or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON SHARES
The following description sets forth certain material terms and provisions of our common shares that are registered under Section 12 of the Exchange Act. The following description of our common shares is intended as a summary only and is qualified in its entirety by reference to our notice of articles and our amended and restated articles, and any amendments thereto (the “Articles”), each of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, and to the applicable provisions of the Business Corporations Act (British Columbia) (the “BCBCA”).
General
We are authorized to issue an unlimited number of our common shares, no par value per share. As of June 25, 2024, there were 72,075,076 of our common shares outstanding. As of June 25, 2024, we had approximately 78 shareholders of record. This figure does not reflect the number of beneficial owners of our common shares as a single shareholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.
The holders of our common shares have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such common shares. All our outstanding common shares are, and our common shares when issued will be, fully paid and nonassessable.
Voting.   The holders of our common shares are entitled to one vote per common share on all matters to be voted on by our shareholders. A quorum will be present if at least two shareholders holding in the aggregate at least 33 1∕3% of the issued and outstanding common shares entitled to be voted at a meeting of shareholders are present at the meeting or represented by proxy, irrespective of the number of persons actually present at the meeting of shareholders.
Dividends.   The holders of our common shares are entitled to receive dividends as and when declared by our board of directors (the “Board”). We have not declared or paid cash dividends on our share capital since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements and contractual restrictions of then-existing debt instruments and other factors that our Board deems relevant. In addition, our ability to pay cash dividends on our share capital in the future may be limited by the terms of any future debt or we issue or any credit facilities we enter into.
Liquidation, Subdivision, or Combination.   In the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our common shares are entitled to share pro rata in the distribution of the balance of our assets.
Advance Notice Procedures and Shareholder Proposals
Under the BCBCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting.
In addition, our Articles require that shareholders provide us with advance notice of their intention to nominate any persons, other than those nominated by management, for election to our board of directors at a meeting of shareholders.
These provisions could have the effect of delaying the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Investor Services Inc., with an address of 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9.
Listing
Our common shares are listed on Nasdaq under the trading symbol “MNMD”.

DESCRIPTION OF OUR WARRANTS
We, or any selling security holders, as applicable, may offer and sell warrants to purchase our common shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we, or any selling security holders, as applicable, may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
General
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of the warrants, and the price at which we, or any selling security holders, as applicable, will offer such warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for our common shares and the number of common shares to be received upon exercise of the warrants;

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if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any material Canadian federal or provincial income tax, U.S. federal income tax or other tax considerations applicable to the warrants;

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the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

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if applicable, the date from and after which the warrants and the common shares and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption, put or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the Province of British Columbia.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in the applicable prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement, if any, under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.
The following descriptions of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only, are qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with the applicable prospectus supplement.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

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whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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any addition to or change in the covenants described in this prospectus or in the indenture;

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any events of default, if not otherwise described below under “Defaults and Notice”;

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the terms and conditions, if any, for conversion into or exchange for our common shares;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

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any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into our common shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to such debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
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“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

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“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.
Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Protection in the Event of Change of Control
Any provision in an indenture that governs the debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, the debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger, Conveyance, Transfer or Lease
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

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default in the payment of the principal of or any premium on any debt security of that series at its maturity;

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default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

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default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

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certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs the debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs the debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs the debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in the applicable prospectus supplement.
Defeasance; Satisfaction and Discharge
The applicable prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
The form of unit agreement, including a form of unit certificate, if any, will describe the terms of the series of units we may offer under this prospectus. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
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the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

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the rights and obligations of the unit agent, if any;

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the material Canadian and U.S. federal income tax considerations applicable to the units;

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any material provisions of the governing unit agreement that differ from those described herein; and

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any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Shares,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common shares, debt securities or warrants included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://mindmed.co/. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, including portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024, that are incorporated by reference into Part III of such Annual Report on Form 10-K;

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our Quarterly Report on Form 10-Q for the quarterly period ended, March 31, 2024, filed with the SEC on May 8, 2024;

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our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on March 7, 2024, March 11, 2024, April 1, 2024, June 11, 2024 and June 20, 2024; and

•
the description of our common shares which is contained in our Registration Statement on Form 8-A, filed with the SEC on April 22, 2021 under the Exchange Act, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, including any amendment or report filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Mind Medicine (MindMed) Inc., Attention: Corporate Secretary, One World Trade Center, Suite 8500, New York, New York 10007. Our phone number is (212) 220-6633. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at https://mindmed.co/. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not a part of this prospectus.
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Hogan Lovells US LLP with respect to matters of United States law, and Osler, Hoskin & Harcourt LLP, Vancouver, B.C., Canada, with respect to matters of Canadian law. Additional legal matters may be passed upon for us, any selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.
EXPERTS
The consolidated financial statements of Mind Medicine (MindMed) Inc. as of December 31, 2023 and 2022, and for each of the years in the two year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

9,285,511 Common Shares
Pre-Funded Warrants to Purchase 1,428,775 Common Shares

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers
Leerink PartnersEvercore ISI
Lead Managers
RBC Capital MarketsOppenheimer & Co.
August 9, 2024